Exhibit A

Joint Filing Statement

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the beneficial ownership by the undersigned of the equity securities of Rhythm Pharmaceuticals, Inc. is filed on behalf of each of the undersigned.

Date:	February 4, 2020

MPM BIOVENTURES V GP LLC

By:	MPM BioVentures V LLC,
its Managing Member

By:	/s/ Todd Foley
Name:	Todd Foley
Title:	Member

MPM BIOVENTURES V LLC

By:	/s/ Todd Foley
Name:	Todd Foley
Title:	Member

MPM BIOVENTURES V, L.P.

By:	MPM BioVentures V GP LLC, its General Partner
By:	MPM BioVentures V LLC, its Managing Member

By:	/s/ Todd Foley
Name:	Todd Foley
Title:	Member

MPM ASSET MANAGEMENT INVESTORS BV5 LLC

By:	/s/ Howard Rubin
Name:	Howard Rubin
Title:	Authorized Signatory

By:	/s/ Todd Foley
Name:	Todd Foley

By:	/s/ Luke Evnin
Name:	Luke Evnin

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke